EXHIBIT 99.1

Qumu Announces First Quarter 2016 Results

Quarterly Revenue of $8.7 Million, a 46% year-over-year increase
Conference Call Wednesday, May 4 at 10:00 a.m. ET

Minneapolis, MN – May 3, 2016 – Qumu Corporation (NASDAQ: QUMU) today reported financial results for the first quarter ended March 31, 2016.

First quarter revenue was $8.7 million, a 46% increase compared to the first quarter 2015. First quarter net loss per share was $(0.45) compared to $(1.07) in the first quarter 2015.

First quarter adjusted EBITDA (a non-GAAP measure) was a loss of $3.0 million, compared to an adjusted EBITDA loss of $8.7 million for the first quarter 2015.

“Strong execution in customer deployment and solid expense management enabled us to greatly improve revenue and adjusted EBITDA on a year-over-year basis. We continue to focus on strengthening our financial performance and technology lead in our market. Qumu has the largest video deployments in the enterprise video space. Our software platform’s ability to address the video market at the departmental and enterprise level is unique in the industry. We continue to concentrate on Global 5000 companies with a particular focus on the financial services, pharmaceutical and manufacturing verticals,” said Vern Hanzlik, Qumu’s President and Chief Executive Officer. “Despite timing delays in the first quarter and second quarter with respect to a few large enterprise transactions, we remain confident in our ability to execute on our 2016 expectations.”

Other Information

•	First quarter subscription, maintenance and support revenue was $5.5 million compared to $4.1 million in the first quarter 2015.

•	First quarter gross margin was 56.3% compared to 36.8% the first quarter 2015.

•	Total headcount was 182 as of March 31, 2016 compared to 192 as of December 31, 2015 and 227 as of March 31, 2015.

•
Cash, marketable securities and restricted cash were $11.3 million as of March 31, 2016, compared to $13.3 million as of December 31, 2015, reflecting the first quarter operating loss and the impact on cash from changes in working capital.

Guidance
For the second quarter 2016, revenue is expected to be consistent with the first quarter 2016. Second quarter net loss per diluted share is expected to improve from the first quarter 2016 to a range of $(0.40) to $(0.36) with fully diluted weighted average shares outstanding of approximately 9.2 million shares. Adjusted EBITDA for the second quarter 2016 is also expected to improve from the first quarter 2016 to a range of a loss of $2.5 million to $2.0 million, compared to an adjusted EBITDA loss of $5.8 million in the second quarter 2015.

The Company is maintaining previously provided full year 2016 guidance. Revenue is expected to be in the range of $40.0 million to $43.0 million, representing approximately 16% to 25% growth over 2015. Gross margins are expected to improve from the mid 50s early in the year to the mid to high 60s late in the year. Net loss per diluted share is expected to be in the range of $(1.15) to $(1.00) with fully diluted weighted average shares outstanding of approximately 9.2 million shares. Adjusted EBITDA is expected to be in the range of a loss of $5.5 million to $4.0 million compared to an adjusted EBITDA loss of $24.5 million in fiscal 2015. The Company expects a tax benefit of $200,000 in fiscal 2016. Additionally, the Company expects that it will be cash flow breakeven the second half of 2016.

Conference Call
The Company has scheduled a conference call and webcast to review its first quarter 2016 results tomorrow, May 4, 2016 at 10:00 a.m. Eastern Time. The dial-in number for the conference call is 877-456-6914 for domestic participants and 929-387-3794 for international participants. Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website, www.qumu.com. Webcasts will be archived on Qumu’s website.

Non-GAAP Information
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company uses adjusted EBITDA (a non-GAAP measure), which excludes certain items presented under GAAP. Adjusted EBITDA excludes items related to stock-based compensation, depreciation and amortization, interest income and expense, and the impact of income-based taxes.

The Company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance. The Company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the Company's results of operations from the same perspective as management and the Company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

See the attached Supplemental Financial Information for a reconciliation of operating loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three months ended March 31, 2016 and 2015.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue; the demand for the Company’s products or software; and the success of cost reduction measures. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu
Video is today’s document. Qumu Corporation (NASDAQ: QUMU) provides the tools businesses need to create, manage, secure, deliver and measure the success of their videos. Qumu's innovative solutions release the power in video to engage and empower employees, partners and clients. Organizations around the world realize the greatest possible value from video they create and publish using Qumu. Whatever the audience size, viewer device or network configuration, Qumu solutions are how business does video. Additional information can be found at www.qumu.com.

Investor Contact:
Peter Goepfrich, CFO
Qumu Corporation
612-638-9096

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues:
Software licenses and appliances	$1,962	$984
Service	6,774	4,985
Total revenues	8,736	5,969
Cost of revenues:
Software licenses and appliances	957	233
Service	2,861	3,542
Total cost of revenues	3,818	3,775
Gross profit	4,918	2,194
Operating expenses:
Research and development	2,350	2,802
Sales and marketing	3,532	4,828
General and administrative	2,970	4,364
Amortization of purchased intangibles	226	199
Total operating expenses	9,078	12,193
Operating loss	(4,160)	(9,999)
Other income (expense):
Interest, net	(12)	16
Other, net	36	(64)
Total other income (expense), net	24	(48)
Loss before income taxes	(4,136)	(10,047)
Income tax benefit	(4)	(174)
Net loss from continuing operations	(4,132)	(9,873)
Net loss from discontinued operations, net of tax	—	(67)
Net loss	$(4,132)	$(9,940)
Net loss per basic and diluted share:
Net loss from continuing operations per share	$(0.45)	$(1.07)
Net loss from discontinued operations per share	—	(0.01)
Net loss per share	$(0.45)	$(1.08)
Basic and diluted weighted average shares outstanding	9,218	9,168

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

Assets	March 31, 2016	December 31, 2015
Current assets:	(unaudited)
Cash and cash equivalents	$9,011	$7,072
Marketable securities	2,250	6,249
Receivables, net	7,214	11,257
Income taxes receivable	394	659
Prepaid expenses and other current assets	4,590	3,392
Total current assets	23,459	28,629
Property and equipment, net	2,644	2,942
Intangible assets, net	10,330	11,032
Goodwill	7,865	8,103
Other assets, non-current	3,667	3,706
Total assets	$47,965	$54,412
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$3,753	$3,864
Accrued compensation	2,995	4,014
Deferred revenue	9,815	10,413
Deferred rent	295	270
Financing obligations	465	502
Current liabilities from discontinued operations	50	50
Total current liabilities	17,373	19,113
Long-term liabilities:
Deferred revenue, non-current	1,944	2,215
Income taxes payable, non-current	6	9
Deferred tax liability, non-current	558	575
Deferred rent, non-current	923	998
Financing obligations, non-current	435	519
Other non-current liabilities	101	226
Total long-term liabilities	3,967	4,542
Total liabilities	21,340	23,655
Stockholders’ equity:
Common stock	92	92
Additional paid-in capital	65,833	65,484
Accumulated deficit	(37,430)	(33,298)
Accumulated other comprehensive loss	(1,870)	(1,521)
Total stockholders’ equity	26,625	30,757
Total liabilities and stockholders’ equity	$47,965	$54,412

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows used in operating activities:
Net loss	$(4,132)	$(9,940)
Net loss from discontinued operations, net of tax	—	(67)
Net loss from continuing operations	(4,132)	(9,873)
Adjustments to reconcile net loss to net cash used in continuing operating activities:
Depreciation and amortization	852	748
Stock-based compensation	351	568
Loss on disposal of property and equipment	—	1
Deferred income taxes	(1)	(89)
Changes in operating assets and liabilities:
Receivables	3,911	4,084
Income taxes receivable / payable	245	(142)
Prepaid expenses and other assets	(1,170)	(1,532)
Accounts payable and other accrued liabilities	(101)	(166)
Accrued compensation	(1,006)	(1,839)
Deferred revenue	(756)	1,208
Deferred rent	(48)	—
Other non-current liabilities	(125)	(35)
Net cash used in continuing operating activities	(1,980)	(7,067)
Net cash used in discontinued operating activities	—	(397)
Net cash used in operating activities	(1,980)	(7,464)
Cash flows provided by investing activities:
Purchases of marketable securities	—	(7,250)
Sales and maturities of marketable securities	4,000	10,250
Purchases of property and equipment	(12)	(240)
Proceeds from sale of property and equipment	—	43
Net cash provided by investing activities	3,988	2,803
Cash flows provided by (used in) financing activities:
Common stock repurchases to settle employee withholding liability	(1)	—
Principal payments on financing obligations	(118)	—
Proceeds from employee stock plans	—	45
Net cash provided by (used in) financing activities	(119)	45
Effect of exchange rate changes on cash	50	(143)
Net increase (decrease) in cash and cash equivalents	1,939	(4,759)
Cash and cash equivalents, beginning of period	7,072	11,684
Cash and cash equivalents, end of period	$9,011	$6,925

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended March 31,
	2016	2015
Software licenses and appliances	$1,962	$984
Services
Subscription, maintenance and support	5,525	4,112
Professional services and other	1,249	873
Total services	6,774	4,985
Total revenue	$8,736	$5,969

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2016	2015
Operating loss	$(4,160)	$(9,999)

Depreciation and amortization expense:
Depreciation and amortization in cost of revenues	22	22
Depreciation and amortization in operating expenses	282	211
Total depreciation and amortization expense	304	233
Amortization of intangibles included in cost of revenues	322	316
Amortization of intangibles included in operating expenses	226	199
Total amortization of intangibles expense	548	515
Total depreciation and amortization expense	852	748
EBITDA	(3,308)	(9,251)
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	(7)	36
Stock-based compensation included in operating expenses	358	532
Total stock-based compensation expense	351	568
Adjusted EBITDA	$(2,957)	$(8,683)